Exhibit 23.3               Consent of McManus & Company, PC
                           Independent Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Regarding this registration statement of Eagle Broadband, Inc., on Form S-3/A, we consent to the reference of our firm under the caption Experts and the inclusion of our report dated December 13, 2002, relating to the consolidated financial statements, which appear in the Annual Report on Form10-K for the year ended August 31, 2002.


/s/ McManus & Company, PC
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McManus & Company, PC
Rockaway, New Jersey
May 28, 2004